Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul Keel, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Envista Holdings Corporation for the fiscal year ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Envista Holdings Corporation as of and for the periods presented in the Report.

Date: February 13, 2025
/s/ Paul Keel
Paul Keel
President and Chief Executive Officer

I, Eric Hammes, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Envista Holdings Corporation for the fiscal year ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Envista Holdings Corporation as of and for the periods presented in the Report.

Date: February 13, 2025
/s/ Eric Hammes
Eric Hammes
Senior Vice President and Chief Financial Officer